EXHIBIT 99.APP


                                EXHIBIT 1.A.(10)

         Application for Flexible Premium Variable Life Insurance Policy


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AUSA LIFE INSURANCE COMPANY, INC.               --------------------------------
ADMINISTRATIVE OFFICE                             STREET ADDRESS-USE FOR CARRIER
P.O. BOX 9054                                        OTHER THAN POST OFFICE:
CLEARWATER, FL 33758-9054                             570 CARILLON PARKWAY
                                                  ST. PETERSBURG, FL 33716-1202

                                                         1-800-322-7353
                                                --------------------------------

                    NEW YORK APPLICATION FOR LIFE INSURANCE
================================================================================

Agent Name: _______________________________________________________

Agent Number: _____________________________________________________

Broker/Dealer: ____________________________________________________

Marketing Director:____________________________ MD Code#: _________

Branch Manager:________________________________  Branch#: _________

CEO: __________________________________________ CEO Code#: ________

Amount of initial premium with application    $____________________

Amount to be applied to application
                  __________________
                  __________________          $____________________
                  __________________
                  __________________          $_____________________

________________________________________________________________________________
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                        DO:                                                      DON'T
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[ ] Complete the entire application (front and back).        [ ] Do not use pencil or whiteout.
[ ] Print application in balck ink.                          [ ] Do not accept or send money on applications that total
[ ] Have applicant initial all changes.                          more than $1,000,000.00
[ ] Obtain all required signstures.    .                     [ ] Do not submit an agent check as the initial premium.
[ ] Complete and sign the Agents Report.                     [ ] Do not submit starter checks or deposit slips for
[ ] Use supplement if more than one Other Insured Rider          checkomatic withdrawals.
    is required.
[ ] Include certification if a trust is owner of the Policy.
[ ] Section 5, 6 & 13 Page 2: If additional space is required firmly attach a seperate page.
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________________________________________________
FREEDOM ELITE BUILDER - CIR Coverage Limited to:
$5,000 Minimum and $20,000 Maximum
ALL OTHER PRODUCTS - CIR Coverage Limited to:
$2,000 Minimum and $10,000 Maximum
________________________________________________

U00006NY

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                   __________________________________________


                              ATTACH VOIDED SAMPLE
                                OF YOUR PERSONAL
                                   CHECK HERE


                  _____________________________________________

So that you may comply with your depositor's authorization and direction as set forth on the reverse side hereof, this Company aggrees:


     1. To indemnify you and hold you harmless from any loss you may suffer as a consequence of your actions resulting from or in connection with the execution and issuance of any check or draft, whether or not genuine, or payment of any preauthorized ACH electronic fund transfer debt received by you in the regular course of business for the purpose of payment to the Company, including any cost or expenses reasonably incurred in connection therewith.

     2. In the event that any such check, draft or debit shall be dishonored whether with or without cause, and whether intentionally or inadvertently, to indemnify you for any loss even though dishonor results in a forfeiture of the insurance.

     3. To defend at our own cost and expense any action which might be brought by any depositor or any other persons because of your actions taken pursuant tot eh foregoing request, or in any manner arising by reason of your participation in the foregoing plan of premium collections.


TO: AUSA LIFE INSURANCE COMPANY, INC.

As a convenience  to me, I hereby request and authorize you to obtain payment of amounts becoming due you by initiating  charges in the form of check,  drafts or debits via ACH electronic fund transfers on my account maintained at the
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_________________________________________________________  _________________________________
        (Name of Bank)                                           (Address of Bank)
for the payment of each monthly premium under Policy No. __________________   LIST ANY OTHER POLICIES TO BE PAID
on the life of________________________                                        BY SAME CHECK, DRAFT OR DEBIT
This authority is to remain in effect until revoked by me in writing, and
until you actually receive such notice, I agree that you shall be fully       __________________________________
protected in drawing any such check or draft or initiating such debit. I      __________________________________
understand that if any such check, draft or debit be dishonored by my Bank    __________________________________
and any monthly amount due the AUSA LIFE INSURANCE COMPANY, INC. is not paid  __________________________________
within the time stipulated in the policy, said policy shall become null and void except as otherwise provided therein.

"I elect ____day (sekect 1 to 27) of     As a convenience to me, I hereby request and authorize you to pay and charge to my bank
each month to have the payment of        checking account checks or drafts drawn by and payable to the order of AUSA LIFE
$_____taken from my account. If no       Insurance Company, Inc. or to debit my account identified below via ACH electronic fund
date is indicated the draft date will    transfers provided there are sufficient collected funds in said account to pay the same
be the policy issue date."               upon presentation. This authority is to remain in effect until revoked by me in writing, and until you actually receive such notice I agree that you shall be fully protected in honoring anoy such check, draft or debit. I further agree that if any such check, draft or debit. I further agree that if any such check, draft or debit be dishonored, whether with or without cause and whether intentionally or inadvertently, you shall be under no liability whatsoever even though such dishonor results in the forfeiture of insurance.
                                               ______________1 (X)_________________________________
                                               ______________2 (X)_________________________________
                                               Both Authorized Signatures Require on Joint Accounts

U00006NY
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Life Application-part 1

AUSA Life Insurance Company, Inc.
Administrative Office: PO Box 9054, Clearwater, FL 33758-9054

section 1.  Proposed Primary Insured

1. Last Name                             First Name                                              M.I.

______________________________________________________________________________________________________________________________

2. Address                                                         Apt#         City

______________________________________________________________________________________________________________________________

State        Zip Code           3. Years at Address            4. Home Phone            5. Driver License Number        State

______________________________________________________________________________________________________________________________

6. Sex 7.Date of Birth       8. Insurable Age            9. Place of Birth State/Country    10. Social Security Number
[ ] Male
[ ] Female
_______________________________________________________________________________________________________________________________

11. Height        12. Weight    13. Marital Status                         14. Employer                                Years

________________________________________________________________________________________________________________________________
15. Occupation & Duties

__________________________________________________________________________________________________________________________________
16. Employers Address                                                                         17. Business Phone Number

__________________________________________________________________________________________________________________________________

18. Have you used tobacco or any other product containing nicotine in the last 12 months?              [ ]  Yes  [ ]  No
19. Rate Class Quoted:   [ ]  Ult Select       [ ]  Select    [ ]  Ult Standard                [ ]  Standard       [ ]  Juvenile
__________________________________________________________________________________________________________________________________

section 2.  Proposed other/Joint Insured rider - If more than one please use a supplemental application
__________________________________________________________________________________________________________________________________
1. Last Name                                                      First Name                                               M.I.

__________________________________________________________________________________________________________________________________

2. Address                                                         Apt#         City

__________________________________________________________________________________________________________________________________
State              Zip Code    3. Years at Address   4. Home Phone       5. Driver License Number                    State

__________________________________________________________________________________________________________________________________
          6. Sex   7. Date of Birth      8. Insurable Age  9. Place of Birth  State/Country             10. Social Security Number
[ ] Male
[ ] Female
__________________________________________________________________________________________________________________________________
11. Height        12. Weight    13. Marital Status          14. Relationship to Proposed Insured       15. Employer          Years

__________________________________________________________________________________________________________________________________
16. Occupation & Duties

__________________________________________________________________________________________________________________________________

17. Employers Address                                                                         18. Business Phone Number

__________________________________________________________________________________________________________________________________
19. Have you used tobacco or any other product containing nicotine in the last 12 months?              [ ] Yes [ ] No
20. Rate Class Quoted:  [ ]  Ult Select     [ ] Select   [ ] Ult Standard                [ ]Standard               [ ] Juvenile

__________________________________________________________________________________________________________________________________
section 3.  applicant/owner if other than the PROPOSED primary insured
__________________________________________________________________________________________________________________________________
1. Last Name                                                       First Name                                               M.I.

__________________________________________________________________________________________________________________________________
2. Address                                                         Apt#         City

__________________________________________________________________________________________________________________________________
State                   Zip Code              3. Home Phone                             4. Social Security Number / Tax ID #

__________________________________________________________________________________________________________________________________
5. Date of Birth/Trust Date             6. Relationship to the Proposed Primary Insured:

__________________________________________________________________________________________________________________________________
section 4.  childrens insurance rider

coverage amount____________

__________________________________________________________________________________________________________________________________
        Name    Relationship    Date of Birth   Height  Weight
__________________________________________________________________________________________________________________________________
__________________________________________________________________________________________________________________________________
__________________________________________________________________________________________________________________________________
__________________________________________________________________________________________________________________________________
Are all children listed? [ ] Yes [ ] No   Are children living with proposed primary insured?  [ ] Yes [ ] No   If not, explain why:

__________________________________________________________________________________________________________________________________
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Life Application
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section 5.  primary beneficiary  If percentage shares are not given they will be equal, or to the survivor

__________________________________________________________________________________________________________________________________
             Name                 Percent                 Relationship                     Social Security Number/Tax ID#

__________________________________________________________________________________________________________________________________
section 6.  contingent beneficiary  If percentage shares are not given they will be equal, or to the survivor

__________________________________________________________________________________________________________________________________
             Name                 Percent                Relationship                      Social Security Number/Tax ID#

__________________________________________________________________________________________________________________________________
section 7.  proposed plan of insurance:

__________________________________________________________________________________________________________________________________

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1.   [ ]  FEB    [ ]  FWP     [ ]  OTHER: ________________________________

2. Specified Amount:              $________________________________________

3. Primary Insured Rider          $________________________________________

4. Primary Insured Rider Plus     $________________________________________

5. Other Insured Rider            $________________________________________


_________________________________ $________________________________________

6. ARE YOU APPLYING FOR MORE THAN ONE OTHER INSURED RIDER?
                       [ ]  YES  [ ]  NO
IF YES PLEASE USE SUPPLEMENTAL APPLICATION #U00006NY-Supp
FWP Policies Only

7. Wealth Protector Rider       __________     _________   _________

8. Joint Insured Rider          __________     _________   _________
8. Joint Insured Rider
9. Individual Insured Rider(s)  __________     _________   _________
8. Joint Insured Rider
l  Proposed Primary Insured     __________     _________   _________
8. Joint Insured Rider
l  Proposed Joint Insured       __________     _________   _________
8. Joint Insured Rider
_______________________________________________________________________________
section 8.  death benefit option

       [ ] A) Level benefit
       [ ] B) Increasing benefit
       [ ] C) Option b to age 70 Then Grading Down

                  (option c for feb only)
_______________________________________________________________________________
section 9.  additional benefitprimary insured only




       [ ] Accidental Death Benefit
              ($150,000 maximum)

_______________________________________________________________________________
section 10.  premiums payable
_______________________________________________________________________________
Planned Premium            $___________  __________  _________
      [ ]Checkomatic         _________Draft Date (1ST thru 27TH)
      [ ]Direct Bill
        l  Single Premium       [ ]Quarterly
        l  Annual               [ ]Monthly
        l  Semi-annual          [ ]Other  _____________
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_________________________________________________________________________________________________________
section 11.  sub-account allocations  (For Variable Plans Only) Must equal 100% and a whole number.
_________________________________________________________________________________________________________
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AUSA VKAM EMERGING GROWTH               ________%   AUSA JANUS GROWTH                  ________%
AUSA T. ROWE PRICE SMALL CAP            ________%   AUSA LKCM Capital growth           ________%
AUSA MUNDER NET50                       ________%   AUSA GOLDMAN SACHS GROWTH          ________%
AUSA PILGRIM BAXTER MID CAP GROWTH      ________%   AUSA GE U.S. EQUITY                ________%
AUSA ALGER AGGRESSIVE GROWTH            ________%   AUSA GREAT COMPANIES-AMERICASM     ________%
AUSA THIRD AVENUE VALUE                 ________%   AUSA SALOMON ALL CAP               ________%
AUSA VALUE LINE AGGRESSIVE GROWTH       ________%   AUSA C.A.S.E. GROWTH               ________%
AUSA GE INTERNATIONAL EQUITY            ________%   AUSA DREYFUS MID CAP               ________%
AUSA gabelli global growth              ________%   AUSA NWQ VALUE EQUITY              ________%
AUSA Great companies - global2          ________%   AUSA T. ROWE PRICE DIVIDEND GROWTH ________%
AUSA GREAT COMPANIES - TECHNOLOGYSM     ________%   AUSA DEAN ASSET ALLOCATION         ________%
AUSA LKCM STRAT. TOTAL RET.             ________%
AUSA J.P. MORGAN REAL ESTATE SEC.       ________%
AUSA FEDERATED GROWTH & INCOME          ________%      12. Investment Objective
AUSA AEGON BALANCED                     ________%
AUSA AEGON BOND                         ________%        [ ]Safety of Principal
AUSA J.P. MORGAN MONEY MARKET           ________%
FIDELITY VIP III GROWTH OPPORTUNITIES   ________%        [ ]  Income
FIDELITY VIP II CONTRAFUND              ________%
FIDELITY VIP EQUITY-INCOME              ________%        [ ]  Long-Term Growth
FIXED account                           ________%
Other                                   ________%        [ ]  Trading Profits

                                                         [ ]   Other

                                                         _____________________
_______________________________________________________________________________
section 13.  other insurance in force for all proposed insureds    [ ]    NONE
_______________________________________________________________________________

Proposed Insured Name   Company         Amount of insurance     Year issued     Replacement?
_________________________________________________________________________________Yes____No__
_________________________________________________________________________________Yes____No__
_________________________________________________________________________________Yes____No__
_________________________________________________________________________________Yes____No__

is this intended to be a 1035 exchange?   [ ]Yes   [ ] No    Anticipated Cash Value Transfer  $___________   ________  _________

1) Has any proposed insured ever had life, disability or health insurance declined, rated, modified, issued with an exclusion rider, canceled, or not renewed? If yes please explain in REMARKS. [ ]Yes  [ ]No
2) Will the insurance applied for on any proposed insured replace or change any existing life or annuity policy? [ ]Yes  [ ]No
   If yes, complete replacement forms, if appropriate.
3) Is there an application for life, accident or sickness insurance now pending or contemplated on any proposed
   insured in this or any other company? If yes, give details in Agents Report, Question 3.      [ ] Yes [ ] No
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LIFE APPLICATION
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SECTION 14.     PERSONAL FINANCIAL STATEMENT FOR PROPOSED       15.  COMPLETE FOR CORPORATION, PARTNERSHIP, PENSION OR TRUST
                PRIMARY INSURED OR PARENT, IF MINOR

A)      Gross Income Current Yr    $_____   ______   ______     A)   Current Estimated Market Value    $_____   ______   ______
B)      Gross Income Previous Yr   $_____   ______   ______     B)   Assets             Liquid         $_____   ______   ______
C)      Net Worth                  $_____   ______   ______                             Nonliquid      $_____   ______   ______
                                                                C)   Liabilities                       $_____   ______   ______
For over $1 million applied coverage complete                   D)   Net Worth                         $_____   ______   ______
a separate financial questionnaire
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SECTION 16.  MEDICAL QUESTIONS  EACH QUESTION MUST BE INDIVIDUALLY ASKED AND ANSWERED.
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Give the details of Yes answers below. Identify question number; state signs, symptoms and diagnosis of each illness or injury. List the details and results of any treatment; List the name, full address and dates of each health care provider consulted. To the best of your knowledge, has any Proposed Insured within the last 10 yrs had or been told by a member of the medical profession that he or she had, or has been treated for:

1)      Heart murmur, high blood pressure, chest pain, heart attack, stroke, or
        other disorder of the heart or circulatory system?                              [ ]  Yes  [ ]  No
2)      Asthma, Emphysema, Chronic Bronchitis, Tuberculosis, or any other
        Respiratory disorder; colitis, ulcer or any other gastrointestinal
        disorder; jaundice, hepatitis, liver or kidney disorder?                        [ ]  Yes  [ ]  No
3)      Cancer, tumor, polyp, breast, prostate or any other reproductive
        disorder; or any thyroid or endocrine disorder?                                 [ ]  Yes  [ ]  No
4)      Brain, mental, anxiety, depression, suicide attempt, or seizure
        disorder; or any paralysis?                                                     [ ]  Yes  [ ]  No
5)      Diabetes, anemia, or any disorder of the blood; sugar, protein, or blood
        in the urine?                                                                   [ ]  Yes  [ ]  No
6)      Used amphetamines, heroin, cocaine, marijuana, or any other illegal or
        controlled substance except as prescribed by a physician?                       [ ]  Yes  [ ]  No
7)      Sought or been advised to seek treatment, limit or discontinue use of
        alcohol?                                                                        [ ]  Yes  [ ]  No
8)      Been on or are now on prescribed medication or diet?                            [ ]  Yes  [ ]  No
9)      Has any Proposed Insured been told by a member of the medical profession
        that he or she had a diagnosis of AIDS or ARC?                                  [ ]  Yes  [ ]  No
10)     Had or been advised to have any hospitalization, surgery, or any diagnostic test including, but not limited to, electrocardiograms, blood
        studies (other than HIV tests), scans, MRIs or other test?                      [ ]  Yes  [ ]  No
11)     An examination, treatment or consultation with a doctor or health care
        provider other than above?                                                      [ ]  Yes  [ ]  No
12)     Have or have had a parent, brother or sister who has/had coronary artery
        death or disease prior to age 60?                                               [ ]  Yes  [ ]  No
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SECTION 17.  DETAILS TO YES ANSWERS FOR MEDICAL QUESTIONS SECTION
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                                                                                                 Name, Address and Phone # of
 Question #   Proposed Insureds Name      Date, Diagnosis, Treatment, Results, and Duration      Attending Doctor and Hospital
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SECTION 18.  NAME AND ADDRESS OF PERSONAL PHYSICIAN OR MEDICAL PROVIDER. (IF NONE, SO STATE)
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       Primary Insured                                Joint or Other Insured                                Children

---------------------------------   -----------------------------------------------------   ----------------------------------------

---------------------------------   -----------------------------------------------------   ----------------------------------------

---------------------------------   -----------------------------------------------------   ----------------------------------------

---------------------------------   -----------------------------------------------------   ----------------------------------------

Date and reason last consulted                     Date and reason last consulted             Date and reason last consulted

---------------------------------   -----------------------------------------------------   ----------------------------------------

---------------------------------   -----------------------------------------------------   ----------------------------------------

---------------------------------   -----------------------------------------------------   ----------------------------------------
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Life Application

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SECTION 19.  RESIDENCY
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A) Proposed Primary Insured is a citizen of      [ ]   USA   [ ]  Other Country ____________________ Type of VISA___________________
B) How many years has the proposed insured resided in the USA?______________
C) Does any proposed insured travel outside the USA?    [ ]  Yes  [ ]   No
If yes, provide details: include destination, number of trips, duration of each trip, purpose of trip, plans for the next year.

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SECTION 20.  DRIVING RECORD
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A) Has any Proposed Insured had their drivers license suspended, restricted, revoked, or been convicted for a moving violation in
   the last 5 years?                    [ ]  Yes          [ ]  No           If yes, give reason:

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B) Has any Proposed Insured in the last ten years been convicted of a misdemeanor (other than a minor traffic violation) or felony?
                                        [ ]  Yes          [ ]  No           If yes, give reason:

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SECTION 21.  SPECIAL ACTIVITIES
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A) Except as a passenger on a regularly scheduled flight, has any proposed insured flown within the past 3 years, or does any proposed insured have plans to fly in the future?
If yes, complete Aviation Questionnaire.                                                        [ ]  Yes  [ ]  No
B) In the past 3 years has any proposed insured participated in racing (automobile, motorcycle, or boat), underwater or sky diving, hang gliding, mountain or rock climbing?
If yes, complete an Avocation Questionnaire.                                                    [ ]  Yes  [ ]  No
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SECTION 22.  SUITABILITY FOR VARIABLE LIFE INSURANCE POLICYCOMPLETE FOR ALL VARIABLE PLANS
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A) Have you, the Proposed Insured, and Purchaser, if other than the
Proposed Insured, received the current Prospectus for the policy?                               [ ]  Yes  [ ]  No
B) Do you understand that under the policy applied for (exclusive of any optional benefits),the amount of death benefit and the entire amount of the policy cash
value may increase or  decrease depending upon the investment experience?                       [ ]  Yes  [ ]  No
C) With this in mind, is the policy in accord with your insurance
 objectives and your anticipated financial needs?                                               [ ]  Yes  [ ]  No
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SECTION 23.  CERTIFICATION
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Under penalty of perjury, I (the owner) certify (1) that the number shown in
Section 1of page 1or the number shown in Section 3 on page 1 (if the owner is other than the primary insured) is my correct Taxpayer Identification Number, and (2) that I am not subject to backup withholding because (a) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (b) if I ever was so notified, the IRS has notified me that I am no longer subject to backup withholding. (If the Internal Revenue Service has notified you that you are subject to backup withholding and you have not received notice from the Service that backup withholding has terminated, you should strike out the language in (2) above that you are not subject to backup withholding due to notified payee underreporting.)
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SECTION 24.  DISCLOSURE NOTICE REGARDING ACCELERATED DEATH BENEFITS
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New York Law requires that we provide you with the following information.

Your policy, if issued, will include a terminal illness accelerated death benefit rider. No additional premium is payable for this rider.

RECEIPT OF ACCELERATED DEATH BENEFITS MAY AFFECT ELIGIBILITY FOR PUBLIC ASSISTANCE PROGRAMS AND MAY BE TAXABLE.

THERE IS NO COST OF INSURANCE CHARGE OR LIEN ASSOCIATED WITH EXERCISING THE ACCELERATED BENEFIT, HOWEVER, THE DEATH BENEFIT IS DISCOUNTED TO CALCULATE THE ACCELERATED SINGLE SUM BENEFIT.

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LIFE APPLICATION
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  SECTION 25.  AUTHORIZATION TO OBTAIN INFORMATION
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I authorize any physician, medical professional, hospital, clinic, other medical care institution, the Medical Information Bureau,
Inc., insurance company, consumer reporting agency, or employer having information available as to employment, other insurance coverage, medical care, advice or treatment with respect to any physical or mental condition regarding me or my children who are to be insured, to give such information to AUSA Life Insurance Company, Inc., its reinsurers, or any consumer reporting agency except the Medical Information Bureau acting on AUSA Life Insurance Companys behalf.

I authorize AUSA Life Insurance Company, Inc. to obtain an investigative consumer report on me.

I understand that this information will be used by AUSA Life Insurance Company, Inc. or its reinsurers, to determine eligibility for life insurance.

I agree that this authorization is valid for two and one-half years from the date signed. I know that I have the right to receive a copy of this authorization upon request. I agree that a photographic copy of this authorization is as valid as the original.

I have received a copy of this Notice of Information Practices attached to this application.

I also hereby authorize AUSA Life Insurance Company, Inc. to provide its affiliated companies any and all information provided herein and obtained hereafter on me. This authorization shall be valid from the date signed below until affirmatively withdrawn in writing by myself.

[ ]  I elect not to have personal information disclosed to non-affiliates of AUSA Life Insurance Company, Inc. for marketing purposes.
[ ]  I elect to be interviewed if an investigative consumer report is prepared in connection with this application.

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SECTION 26.  OTHER INSURANCETO BE COMPLETED BY THE REGISTERED REPRESENTATIVE
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1.      Will the policy applied for replace or change any existing life insurance policy or annuity?    [ ]  Yes  [ ]  No
2.      If replacement of existing insurance is involved, have you complied with all state requirements, including any Disclosure
        and Comparison Statements?      [ ]  Yes       [ ]  No       [ ]  N/A
        If No, explain        ____________________________________________________________________________________________________
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SECTION 27.  REPRESENTATIONS
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I represent that the statements and answers in this application are true and complete to the best of my knowledge.
I understand that I should consult my own tax and/or legal counsel as to the consequences of using this product in conjunction with my own particular tax or financial plan.
It is agreed that:

        (a)     the statements and answers given in this application, and any amendments or application supplements to it or statements made to the medical examiner, will be the basis of any insurance issued;
        (b)     no agent or medical examiner has the authority to make or alter any contract for the Company;
        (c)     if a premium deposit is given in exchange for the Conditional Receipt, no insurance shall take effect unless all of the conditions set out in that receipt are satisfied;
        (d)     if a premium deposit is not given, no insurance shall take effect unless all of the following conditions are satisfied;
                        (1) a policy issued by the Company is delivered to and accepted by the owner during the lifetime of each person to be covered by such policy, (2) the full first premium is paid, and (3) the health and insurability of each person proposed for insurance has not changed since the date of this application

Signed at _____________________________________         ____________            on  __ - __ - ____
                           (city)                          (state)                       (date)


________________________________________________________________         ___________________________________________________________
 Signature of proposed insured (Child over age 15 must sign)             Print Agent Name       Social Security # of Agent


________________________________________________________________         ___________________________________________________________
 Signature of applicant (owner) other than the                           Signature of Agent             State License #
 proposed insured (If business insurance, show
 title of officer and name of firm)

________________________________________________________________         ___________________________________________________________
 Signature of parent or legal guardian for insured(s) 15 and under       Agent #


________________________________________________________________
 Signature of Joint Insured or OIR

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                                                        CONDITIONAL RECEIPT

AUSA Insurance Company, Inc. has received from ______________________________         a premium deposit of $______________________

     NO COVERAGE WILL BECOME EFFECTIVE PRIOR TO DELIVERY OF THE POLICY APPLIED FOR UNLESS AND UNTIL ALL THE CONDITIONS OF THIS
                                                RECEIPT HAVE BEEN FULFILLED EXACTLY.

Conditions:

(1) The amount of payment taken with the application must be at least the first full premium for the mode of payment selected for the amount of insurance stated on page 2 in the application. If the check or draft submitted as the first mode premium is not honored by the bank, upon first presentation, this Conditional receipt will be VOID.
(2) All initial medical examinations, tests, x-rays, electrocardiograms and reports required by the company must be completed and received at its home office. If the above requirements are not received within 60 days, from the date this application was completed, this Conditional Receipt will be VOID.
(3) As of the effective date, as defined below, each person proposed for insurance in this application must be a risk insurable in accordance with the companys rules, limits and standards for the plan, amount and rate class shown. If any modification is made by the Company to the plan, amount, riders, and/or the premium rate class or supplemental agreements this conditional receipt will be
VOID.
(4) As of the effective date, the state of health and all factors affecting the insurability of each person proposed for insurance must be as stated in the application.

EFFECTIVE DATE, AS USED IN THIS CONDITIONAL RECEIPT IS THE LATER OF:
A.  the date of completion of the Part I of the application having the same date as this Receipt, or;
B.  the date of completion of all initial medical examinations, tests, x-rays, electrocardiograms and reports required by the
    Company, or;
C.  the date of issue if any, requested in the application.

COVERAGE NOT TO EXCEED $300,000. MAXIMUM ALL APPLICATIONS OR RECEIPTS.
If the Company or its Authorized Agent accepts the first mode premium for this application of life insurance and any person Proposed for insurance dies while this Conditional Receipt is in effect, the Company will pay to the beneficiary or the Applicant the LESSER of:
        (a)  the death benefit applied for on that Proposed Insured, as shown on page 2 of the Application, or:
        (b)  $300,000.
This total benefit limit is applicable to all insurance applied for under this Application and any other application now pending with the Company, including any other Conditional Receipts, for each person proposed for insurance.

Date Coverage Ends  60 Day Maximum
Coverage under the Conditional Receipt ends automatically on the earliest of:
        (a)  the date the insurance applied for under this application takes effect, or
        (b)  after 5 days the company will mail notice of the ending of coverage and refund the first mode premium to the applicant at the address shown on Part 1 of the Application.
        (c)  60 days from the date of this conditional receipt

Special limitations
This Conditional Receipt will be void if not signed by an authorized agent of the company.
This Conditional Receipt will be VOID in the event of fraud or material misrepresentation in the Application
This Conditional Receipt will be VOID if, on the date of this receipt, any person proposed for insurance is under 15 days of age or over 80 years of age.
This Conditional Receipt does not provide benefits for Accidental Death Benefits.
This Conditional Receipt does not provide benefits if any person proposed for insurance dies by suicide. The liability of the
Company will be limited to return of the first mode premium paid with the application.

       NO AGENT IS AUTHORIZED TO WAIVE OR MODIFY ANY OF THE PROVISIONS OF THE CONDITIONAL RECEIPT. MAKE ALL CHECKS PAYABLE TO
                                                 AUSA LIFE INSURANCE COMPANY, INC.

I acknowledge possession of the receipt and I certify that I have read it and the agreement in the application. The conditions and terms of this receipt have been explained to me fully by the agent and I understand them.

Signed at _________________________________________      this  __________  day of _________________ , (year) __________________

Signature of Applicant (If other than Proposed Insured) ______________________________________________________

Signature of Agent ___________________________________________________________________________________________

          THIS RECEIPT IS TO BE DETACHED AND GIVEN TO THE APPLICANT AT THE TIME OF APPLICATION ONLY IF ANY MONEY IS TAKEN

If all the conditions of this receipt are not fulfilled exactly, the insurance will take effect only when the policy is delivered to the owner stated in the application and there has been no change in insurability of any proposed insured as represented in the application.
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                                                                                                   AUSA Life Insurance Company, Inc.

                                                  NOTICE OF INFORMATION PRACTICES
               IMPORTANT: THIS NOTICE MUST BE GIVEN TO THE PROPOSED INSURED(S) WHENEVER AN APPLICATION IS COMPLETED.

SOURCES OF INFORMATION
We value your privacy. Your application is our main source of information. As a part of this application, we may, at our expense:
o ask you to have an examination, which may include special tests such as an electrocardiogram, chest x-ray, blood studies, or urinalysis;
o  ask physicians, medical practitioners, clinics, hospitals, or other health care providers for information about you;
o obtain information from the Medical Information Bureau and/or a consumer reporting agency. Please refer to the lower portion of this notice for further details about this procedure;
o obtain information from other insurance companies you have applied to in the past. We use this information only for evaluating your insurance application.

SAFEGUARDING YOUR PRIVACY
We treat all information about you confidentially. Ordinarily, it will be provided to third parties only if you authorize us in writing to do so. In rare instances, we may be required to provide some or all of the information without your consent. We may send information to state insurance departments at their request as part of their regulatory duties, or to law enforcement facilities in response to a summons or subpoena. We may also release information in our files to our reinsurers and to other life insurance companies to whom you have applied for life and health insurance or to whom a claim for benefits may be submitted.

On your written request, we will send you a summary or copy of the relevant information obtained in connection with your application. Confidential or detailed medical information will only be disclosed through the physician of your choice, with whom you may discuss it. Also, on your request, a copy of any consumer report we obtain on you will be provided to you by the responsible agency.

We will not send you information we might collect in expectation of or in connection with any claim or civil or criminal proceeding such as information relating to suspected fraud or material misrepresentation.

We may gather information from you which is used for statistical purposes or marketing research, which will not identify you individually.

CORRECTING INFORMATION

If you feel any information in our file is incorrect or incomplete, you may ask us to review it. If we agree, we will make any necessary corrections and inform anyone who received such information within the past two years.

If we do not agree, you may file a statement of dispute with us. We will send that statement to anyone receiving such information in the past two years. We will also include it in any future disclosure of the disputed information.

                                                     FAIR CREDIT REPORTING ACT
A routine investigative consumer report may possibly be made regarding your general reputation, character, mode of living and personal characteristics. This information may be obtained through personal interviews with your friends, neighbors and associates.
Should you desire additional information on the nature and scope of such a report, you may write the Underwriting Department, AUSA
Insurance Company, Inc., PO Box 9054, Clearwater, FL 33758. You may also request information concerning the nature and scope of the investigation to be performed. A summary of your rights is set forth on the attached Notice to Consumer.

                                             THE MEDICAL INFORMATION BUREAU PRE-NOTICE
The Medical Information Bureau (MIB) is a non-profit organization of life insurance companies which operates as an information exchange for its members.

We may make reports to the MIB regarding factors affecting your insurability. Underwriting decisions, however, are not reported to the MIB. If you apply to another Bureau member company for life or health insurance or submit a claim for benefits, the MlB will, upon request, provide that company with information in its file.

Upon your written request, the MIB will arrange for disclosure to you of any information it has in your file. If you feel the information in the MIBs file is incorrect, you may contact the MIB and seek a correction in accordance with procedures outlined in the Federal Fair Credit Reporting Act. The address of the MIBs office is: MIB, Inc.; P.O. Box 105, Essex Station; Boston, MA 02112.
MIBs telephone number: (617) 426-3660

If you would like to know more about how we collect, evaluate and control information about you as one of our applicants for insurance, our sales representatives will be happy to assist you or you may contact us at our office:


ANY OTHER QUESTIONS?

AUSA Life Insurance Company, Inc.
P.O. Box 9054
Clearwater, Florida 33758-9054
800-322-7353
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                                                         NOTICE TO CONSUMER

                                   A SUMMARY OF YOUR RIGHTS UNDER THE FAIR CREDIT REPORTING ACT:

The Fair Credit Reporting Act (FCRA) is designed to promote accuracy, fairness, and privacy of information in the files of every consumer reporting agency. Most consumer reporting agencies are credit bureaus that gather and sell information about yousuch as where you work and live, if you pay your bills on time, and whether youve been sued, arrested, or filed for bankruptcyto creditors, employers, and other businesses. The FCRA gives you specific rights in dealing with consumer reporting agencies, and requires them to provide you with a summary of these rights as listed below. You can find the complete text of the FCRA, 15 U.S.C. 1681 et. seq., at the Federal Trade Commissions web site (http://www.ftc.gov). You may have additional rights under state law. You may contact a state or local consumer protection agency or a state attorney general to learn those rights.

o You must be told if information in your file has been used against you. Anyone who uses information from consumer reporting agencies to take action against yousuch as denying an application for credit, insurance, or employmentmust give you the name, address, and phone number of the consumer reporting agency that provided the report.

o You can find out what is in your file. A consumer reporting agency must give you all the information in your file, and a list of everyone who has requested it recently. However, you are not entitled to a risk score or credit score that is based on information in your file. There is no charge for the report if your application was denied because of information supplied by the consumer reporting agency, and if you request the report within 60 days of receiving the denial notice. You are also entitled to one free report a year if you certify that (1) you are unemployed and plan to seek employment within 60 days, (2) you are on welfare, or (3)
your report is inaccurate due to fraud. Otherwise a consumer reporting agency may charge you a fee up to $8.00 for a copy of your file.

o You can dispute inaccurate information with the credit reporting agency. If you tell a credit reporting agency that your file contains inaccurate information, the credit reporting agency must investigate the items (usually within 30 days) by presenting to its information source all relevant evidence you submit, unless your dispute is frivolous. The source must review your evidence and report its findings to the credit reporting agency. (The source must advise national credit reporting agenciesto which it provides dataof any error.) The credit reporting agency must give you a written report of the investigation and a copy of your report if the investigation results in any change. If the credit reporting agencys investigation does not resolve the dispute, you may add a brief statement to your file. The credit reporting agency must normally include a summary of your statement in future reports. If an item is deleted or a disputed statement is filed, you may ask that anyone who has recently received your report be notified of the change.

o Inaccurate information must be corrected or deleted. A consumer reporting agency must remove or correct inaccurate information from its files, usually within 30 days after you dispute it. However, consumer reporting agencies are not required to remove data from your file that is accurate unless it is outdated or cannot be verified. If our dispute results in any change to your report, the CRA cannot reinsert into your file a disputed item unless the information source verifies its accuracy and completeness. In addition, the CRA must give you a written notice telling you it has reinserted the item. The notice must include the name, address, and phone number of the information source.

o You can dispute inaccurate items with the source of the information. If you tell anyonesuch as a creditor who reports to a consumer reporting agency that you dispute the item, they may not then report the information to a consumer reporting agency without including a notice of your dispute. In addition, once youve been notified the source of the error in writing, they may not continue to report it if it is in fact an error. If you have questions or believe your file contains errors, call the toll-free number of the consumer reporting agency.

o Outdated information may not be reported. In most cases, consumer reporting agencies may not report negative information that is more than seven years old; ten for bankruptcies.

o Access to your file is limited. Consumer reporting agencies may provide information about you only to those who have a need recognized by the FCRAusually to consider an application you have submitted to a creditor, insurer, employer, landlord, or other business.

o Your consent is required for reports that are provided to employers or that contain medical information. Consumer reporting agencies may not report to your employer, or prospective employer, about you without your written consent. Consumer reporting agencies may not divulge medical information about you without your permission.

o You can stop a consumer reporting agency from including you on lists for unsolicited credit and insurance offers. Creditors and insurers may use file information as the basis for sending you unsolicited offers of credit or insurance. Such offers must include a toll-free number for you to call and tell the consumer reporting agency if you want your name and address excluded from future lists or offers. If you notify the consumer reporting agency through the toll-free number, it must keep you off the lists for two years.
If you request and complete the consumer reporting agency form provided for this purpose, you can have your name and address removed indefinitely.

o You may have additional rights under state law. You may wish to contact a state or local consumer protection agency or a state attorney general to learn those rights.
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                                                         NOTICE TO CONSUMER


The FCRA gives several different federal agencies authority to enforce the FCRA. The agencies listed below can assist you with questions and concerns concerning the following types of businesses:

                                 FOR QUESTIONS OR CONCERNS REGARDING THE FOLLOWING, PLEASE CONTACT:

CRAs, creditors and others not listed below, contact the Federal Trade Commission Bureau of Consumer Protection FCRA Washington, DC
20580. 202-326-3761.

National Banks, federal branches/agencies of foreign banks (word National or initials N.A. appear in or after banks name), contact the Office of the Comptroller of the Current Compliance Management, Mail Stop 6-6 Washington, DC 20219. 800-613-6743.

Federal Reserve System member banks (except national banks, and federal branches/agencies of foreign banks), contact the Federal
Reserve Board Division of Consumer & Community Affairs Washington, DC 20551. 202-452-3693.

Savings associations and federally chartered savings banks (word Federal or initials F.S.B. appear in federal institutions name), contact the Office of Thrift Supervision Consumer Programs Washington, DC 20552. 800-842-6929.

Federal credit unions (words Federal Credit Union appear in institutions name), contact the National Credit Union Administration,
1775 Duke Street, Alexandria, VA 22314. 703-518-6360.

Banks that are state-chartered, or are not Federal Reserve System members, contact the Federal Deposit Insurance Corporation
Division of Compliance & Consumer Affairs, Washington, DC 20429 . 800-934-FDIC.

Air, surface, or rail common carriers regulated by former Civil Aeronautics Board or Interstate Commerce Commission, contact the
Department of Transportation Office of Financial Management, Washington DC 20590. 202-366-1306.

Activities subject to the Packers and Stockyards Act 1921, contact the Department of Agriculture, Office of Deputy
AdministratorGIPSA, Washington, DC 20250. 202-720-7051.
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                                                           AGENTS REPORT

1.      a) How long have you known the Proposed Insured?

           ------------------------------------------------------------------
        b) Relationship to Proposed Primary Insured:

           ------------------------------------------------------------------
        c) Are you financially responsible for the Proposed Primary Insured:
                [ ]  Yes   [ ]  No

2.      Did you give the Notice of Information Practices to the Proposed Insured?
                        [ ]  Yes  [ ]  No

3.      Are you submitting or do you plan to submit an application on any Proposed Insured on this application to any other company?
                        [ ]  Yes  [ ]  No
        Company Name ____________________________________
        Face amount $ ___________________________________
        Total face amount to be placed with all companies
        $ _______________________________________________

4.      Medical Examination
        Are you arranging for the Medical Requirements?
        [ ]  Yes   Paramedical Service used:_____________________________
        [ ]  No    Request AUSA Life order medical reqs.

5.      Was money taken with the application?
                        [ ]  Yes  [ ]  No
        If yes was the Conditional Receipt completed and given to the applicant?
                [ ]  Yes  [ ]  No

6.      Did you ask all questions in the presence of the Proposed Insured(s)?
                [ ]  Yes  [ ]  No

7.      Are you aware of anything about the health, habits, avocation, environment or mode of living, except as may be related directly or indirectly to sexual orientation, which may affect the insurability of any person proposed for insurance?
                        [ ]  Yes  [ ]  No

8.    If Proposed Insured is a juvenile (ages 0 through 15):
        (a)     Did you personally see child?   [ ]  Yes  [ ]  No
        (b)     Does child live with parents?   [ ]  Yes  [ ]  No
        (If No, explain) _______________________________________________________
        ________________________________________________________________________
        (c)     Life insurance in force on parents life?

        ________________________________________________________________________
        (d)     Life insurance applied for or in force on brothers and sisters?

        ________________________________________________________________________

Remarks:  ______________________________________________________________________

        ________________________________________________________________________

        ________________________________________________________________________

        ________________________________________________________________________


9.      Is Proposed Insured or Owner related to any InterSecurities, Inc. officer or employee?
                        [ ]  Yes  [ ]  No

10.     Is Proposed Insured or Owner a licensed Representative of any Broker/Dealer?
                        [ ]  Yes  [ ]  No
        If Yes Name and Address of Broker/Dealer

        ____________________________________________

11.     Type of Sale (check two)
        [ ]  Direct                       [ ]  Pension or Profit Sharing
        [ ]  Personal Needs Analysis      [ ]  Salary Savings (EICS)
        [ ]  Estate Planning              [ ]  Gift
        [ ]  Business Insurance           [ ]  Salary Allotment

                                PURPOSE OF POLICY

        [ ]  Personal Insurance           [ ]  Business Insurance
        [ ]  Mortgage                     [ ]  Buy-Sell
        [ ]  Retirement                   [ ]  Key Employee
        [ ]  Education                    [ ]  Executive Bonus
        [ ]  Estate Liquidity                     [ ]  Deferred Compensation
        [ ]  Income to Family             [ ]  Split Dollar
        [ ]  Cash Accumulation            [ ]  Reverse Split Dollar
        [ ]  Wealth Replacement           [ ]  Other

12.     Was this plan sold, presented or illustrated as a VEBA, welfare benefit concept as defined under IRC Section 419, Charitable
        Legacy Plan, Charitable Retirement Plan, Charitable Remainder Life Program, or other similar arrangement?
                [ ]  Yes  [ ]  No
        If Yes, have you completed and attached the required Disclosure, Acknowledgement and Release Form and the accompanying
        Attorneys Statement?
                [ ]  Yes  [ ]  No

13.     Did you comply with all requirements relative to obtaining Informed Consent for HIV and AIDS testing?   [ ]  Yes  [ ]  No



Writing Agent Name __________________________________________________________
Agent No. ___________________________________________________________________
Agents Telephone Number _____________________________________________________
Agents Social Security Number _______________________________________________
Agent's Fax Number __________________________________________________________
Percent of Agents Split  ____________________________________________________

Split Agent Name ____________________________________________________________
   Agent No._______________________Percent of Agents Split
Split Agent Name ____________________________________________________________
   Agent No._______________________Percent of Agents Split


I submit this application assuming full responsibility for delivery of any coverage issued and for immediate transmittal to the
Company of the first premium when collected. I know of no condition affecting the insurability of any person proposed for insurance not fully set forth herein. I certify that a Notice of Information Practices statement was given to the Applicant when this application was taken. (If applicable)

$ ___________  has been paid by the Applicant with this application ____________________________________________________________
                                                                                Signature of Writing Agent



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